Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 3, 2006, accompanying the financial statements of Agentase, LLC contained in the Registration Statement on Amendment No. 5 to Form S-1 and Prospectus of ICx Technologies, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 7, 2007